UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    _________________________________

                                 FORM 8-K

                              Current Report
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):   March 7, 2005


                           GLOBAL CONCEPTS, LTD.
            ----------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


        Colorado                  0-25319                 84-1191355
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(State of Incorporation)        (Commission File        (IRS Employer
                                  Number)                Identification No.)


                  14 Garrison Inn Lane, Garrison, NY 10524
                  ----------------------------------------
                  (Address of principal executive offices)

                              (845) 424-4100
                       -----------------------------
                       Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Director or Principal Officers; Appointment of Principal Officers.

     On March 7, 2005 Global Concepts entered into a "Joint Management Agreement" with Headliners Entertainment Group, Inc., Eduardo Rodriguez, Michael Margolies, The Rodriguez Family Trust and The Margolies Family Trust. The Joint Management Agreement contained the following provisions relevant to Global Concepts:

        - The Rodriguez Family Trust and The Margolies Family Trust agreed to organize a limited liability company. The Trusts, as well as Rodriguez and Margolies, will contribute their Global Concepts shares to the Trust on August 15, 2005. Global Concepts will pay a fee of $5,000 per month to the limited liability company in compensation for the services of Rodriguez and Margolies.

        - Margolies resigned from his position as Chairman and Chief Executive Officer of Global Concepts.

        - Global Concepts entered into a ten year advisory agreement with Margolies.

        - Global Concepts named Eduardo Rodriguez Chairman and Chief Executive Officer of Global Concepts.

        - Global Concepts entered into a ten year employment agreement with Rodriguez.

        - Rodriguez and Margolies agreed that they would each serve as members of Global Concepts' Board of Directors. They also agreed to elect a third member, to be nominated by Rodriguez.

        - Global Concepts, Rodriguez and Margolies agrees that until the death of Rodriguez or Margolies, the compensation and benefits paid by Global Concepts to Rodriguez will be equal to the compensation and benefits paid by Global Concepts to Margolies.

        - The Rodriguez Family Trust and The Margolies Family Trust agreed to organize a limited liability company. The Trusts, as well as Rodriguez and Margolies, will contribute their Global Concepts shares to the Trust on August 15, 2005. Global Concepts will pay a fee of $5,000 per month to the limited liability company in compensation for the services of Rodriguez and Margolies.

        - Global Concepts and The Margolies Family Trust agreed that Global Concepts will issue a convertible debenture to satisfy Global Concepts' debt to The Margolies Family Trust, and will file with the Securities and Exchange Agreement a registration statement that will permit The Margolies Family Trust to resell to the public any shares it obtains from Global Concepts upon conversion of the debenture. The debenture will be convertible into common stock at the average of the closing bid prices for the five trading days preceding conversion, except that conversion will be limited to 2.77% of the principal amount of the debenture per month. The principal amount of the debenture will be the amount of the debt at December 31, 2004, as determined in the audit of Global Concepts' financial statements for 2004. The debenture will bear interest at 6% per annum.

     Global Concepts' Employment Agreement with Rodriguez provides that he will serve as Chairman and Chief Executive Officer. His compensation will be $100,000 per annum. The fee payable to Rodriguez will continue for the term of the agreement, notwithstanding Rodriguez' death or disability. The agreement terminates on January 31, 2015, except that Rodriguez covenanted that for one year after termination he will not engage in activities that are competitive with Global Concepts.

     Global Concepts' Advisory Agreement with Margolies provides that he will consult with the Board of Directors and the Chief Executive Officer on matters of business development, investor relations public relations and finance. Global Concepts will pay Margolies a fee of $100,000 per annum and provide him the same benefits as are provided to Global Concepts' executive officers. The fee payable to Margolies will continue for the term of the agreement, notwithstanding Margolies' death or disability. The agreement terminates on January 31, 2015, except that Margolies covenanted that for one year after termination he will not engage in activities that are competitive with Global Concepts.

     The Joint Management Agreement also contained terms regarding the management of Headliners Entertainment Group, Inc. Among other things, Eduardo Rodriguez will serve as President of Headliners at the same time that he is serving as Chief Executive Officer of Global Concepts.

     Eduardo Rodriguez has served as Chief Executive Officer of Headliners Entertainment Group, Inc. since 1998. Immediately prior to joining Headliners, Mr. Rodriguez served as President of Lancaster Consultants, Inc., a company involved in financial management and consulting. During 2004 Mr. Rodriguez served as a consultant to Global Concepts, and received 1,600,000 common shares in compensation for his services.

                                  EXHIBITS

10-a Joint Management Agreement dated March 7, 2005 among Global Concepts
     Entertainment Group, Inc., Global Concepts, Ltd., Eduardo Rodriguez, Michael Margolies, The Rodriguez Family Trust and The Margolies Family Trust.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GLOBAL CONCEPTS, LTD.


Dated: March 10, 2005                   By:/s/ Eduardo Rodriguez
                                        -------------------------------
                                        Eduardo Rodriguez
                                        Chief Executive Officer